                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Arcadia Financial Ltd. and related Prospectuses of our report dated January 25, 1999, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in the Company's Annual Report on Form 10-K filed March 24, 1999.


           Registration
Form       Statement No.                         Purpose
----       -------------                         -------
 S-3        33-94018         Warrants to Purchase Common Stock
 S-3        33-98080         Warrants to Purchase Common Stock
 S-3       333-60531         Subordinated Extendible and Fixed-Term Notes
 S-3       333-18027         Universal Shelf
 S-8        33-56782         Olympic Financial Ltd. 1990 Stock Option Plan, the Olympic
                                 Financial Ltd. 1992 Director Stock Option Plan, and
                                 the Employee Stock Purchase Plan
 S-8        33-86484         Olympic Financial Ltd. 1994-1997 Restricted Stock
                                 Election Plan
 S-8       333-03801         Olympic Financial Ltd. 1998-2000 Restricted Stock
                                 Election Plan
 S-8       333-05387         Olympic Financial Ltd. Employee Stock Purchase Plan
 S-8        33-08599         Olympic Financial Ltd. 401(k) Profit Sharing Plan
 S-8        33-94228         Olympic Financial Ltd. 1990 Stock Option Plan, Olympic
                                 Financial Ltd. 1992 Director Stock Option Plan, and
                                 Olympic Financial Ltd. 1994-1997 Restricted Stock
                                 Election Plan
 S-8       333-09229         Non-Statutory Stock Option Agreements between Olympic
                                 Financial Ltd. and Warren Kantor
 S-8       333-28909         Letter Agreement dated August 26, 1996, as amended,
                                 between Arcadia Financial Ltd. (formerly Olympic
                                 Financial Ltd.) and Warren Kantor
 S-8       333-28911         Non-Statutory Stock Option Agreements between Arcadia
                                 Financial Ltd. (formerly Olympic Financial Ltd.)  and
                                 each of Richard A. Greenawalt and Warren Kantor
 S-8       333-63023         Non-Statutory Stock Option Agreement between Arcadia
                                 Financial Ltd. and Warren Kantor
 S-8       333-63025         Employee Stock Purchase Plan
 S-8       333-63027         1990 Stock Option Plan


Minneapolis, Minnesota
March 22, 1999